EXHIBIT (a)(5)(viii)

IN THE DISTRICT COURT OF DALLAS COUNTY, TEXAS
298th JUDICIAL DISTRICT

ROBERTA CASDEN,	Cause No. 0508944-M
Plaintiff(s),
IN THE DISTRICT COURT
-against-
DALLAS COUNTY, TEXAS
7-ELEVEN, INC., TOSHIFUMI SUZUKI, JAMES W.
KEYS, YOSHITAMI ARAI, MASAAKI ASAKURA,	298th JUDICIAL DISTRICT
JAY W. CHAI, R. RANDOLPH DEFENING, GARY J. FERNANDES, MASAAKI KAMATA, KAZUO OTSUKA, LEWIS E. PLATT and 7-ELEVEN JAPAN CO., LTD.,
Defendant(s).

ALAN KAUFMAN, individually on behalf of	Cause No. 0509450
himself and all others similarly situated,
Plaintiff(s),	IN THE DISTRICT COURT OF
-against-	DALLAS COUNTY, TEXAS
7-ELEVEN, INC., TOSHIFUMI SUZUKI, JAMES W.	68th JUDICIAL DISTRICT
KEYS, YOSHITAMI ARAI, MASAAKI ASAKURA, JAY W. CHAI, R. RANDOLPH DEFENING, GARY J. FERNANDES, MASAAKI KAMATA, KAZUO OTSUKA, LEWIS E. PLATT and 7-ELEVEN JAPAN CO., LTD.,
Defendant(s).

[Captioned Continued on Next Page]

TROY SIEBELS and BARBARA MOSES	Cause No. 0509600-G
Plaintiff(s),	IN THE DISTRICT COURT
-against-	DALLAS COUNTY, TEXAS
7-ELEVEN, INC., TOSHIFUMI SUZUKI, JAMES W.	G-134th JUDICIAL DISTRICT
KEYS, YOSHITAMI ARAI, MASAAKI ASAKURA, JAY W. CHAI, R. RANDOLPH DEFENING, GARY J. FERNANDES, MASAAKI KAMATA, KAZUO OTSUKA, LEWIS E. PLATT and 7-ELEVEN JAPAN CO., LTD.,
Defendant(s).

GREEN MEADOWS PARTNERS L.P.	Cause No. CC-0511507-A
Plaintiff(s),	IN THE COUNTY COURT
-against-	AT LAW NO. 1
7-ELEVEN, INC., TOSHIFUMI SUZUKI, JAMES W.	DALLAS COUNTY, TEXAS
KEYS, YOSHITAMI ARAI, MASAAKI ASAKURA, JAY W. CHAI, R. RANDOLPH DEFENING, GARY J. FERNANDES, MASAAKI KAMATA, KAZUO OTSUKA, LEWIS E. PLATT and 7-ELEVEN JAPAN CO., LTD.,
Defendant(s).

[Captioned Continued on Next Page]

JOHN GILLESPIE, Derivatively on Behalf of	Cause No. CC-05-11878-C
7-ELEVEN, INC.
IN THE COUNTY COURT
Plaintiff(s),
AT LAW NO. 3
-against-
DALLAS COUNTY, TEXAS
TOSHIFUMI SUZUKI, JAMES W. KEYS, YOSHITAMI ARAI, MASAAKI ASAKURA, JAY W. CHAI, R. RANDOLPH DEFENING, GARY J. FERNANDES, MASAAKI KAMATA, KAZUO OTSUKA, LEWIS E. PLATT and
Defendants,
7-ELEVEN, INC. a Texas corporation,
Nominal Defendant.

ALASKA LABORERS EMPLOYERS'	Cause No. CC-05-12893-B
PENSION FUND,
IN THE COUNTY COURT
Plaintiff(s),
AT LAW NO. 3
-against-
DALLAS COUNTY, TEXAS
7-ELEVEN, INC., TOSHIFUMI SUZUKI, JAMES W. KEYS, YOSHITAMI ARAI, MASAAKI ASAKURA, JAY W. CHAI, R. RANDOLPH DEFENING, GARY J. FERNANDES, MASAAKI KAMATA, KAZUO OTSUKA, LEWIS E. PLATT and 7-ELEVEN JAPAN CO., LTD.,
Defendant(s).

ORDER OF TRANSFER, CONSOLIDATION,
APPOINTMENT OF INTERIM CLASS COUNSEL AND COORDINATION

        Because the above-captioned class and derivative actions involve the same subject matter and common questions of law and fact, such that the administration of justice would best be served by transfer, consolidation, appointment of interim class counsel and coordination, it is ORDERED as follows:

  1.
  Pursuant to Texas Rule of Civil Procedure 174(a), the Kaufman, Siebels and Green Meadows Partners L.P. actions are hereby transferred to this Court and consolidated for all purposes with the Casden case already pending in this Court. These cases are collectively sometimes referred to hereinafter as "the Class Actions."

  2.
  The caption of the consolidated action shall be as follows:

:
IN RE 7-ELEVEN, INC.	:	CONSOLIDATED
SHAREHOLDERS LITIGATION	:	Cause No. 0508944-M.
:

  3.
  Hereafter, papers relating to the Class Actions need only be filed in the consolidated action, Cause No. 0508944-M.

  4.
  Pursuant to Texas Rule of Civil Procedure 42(g)(2), the Court heard competing applications for appointment as interim class counsel, all of which counsel were adequate under Texas Rule of Civil Procedure 42(g)(1)(C). After careful consideration of the competing applications, the Court determined that the law firms of Stanley, Mandel & Iola, L.L.P., 3100 Monticello Avenue, Suite 750, Dallas, Texas, and Baron & Budd, P.C., 3102 Oak Lawn Ave., Suite 1100, Dallas, Texas 75219-4281, constitute the applicants best able to represent the interests of the Class.

    They are, therefore, appointed Interim Class Counsel.

  5.
  All documents previously filed to date in any of the Class Actions consolidated herein are deemed part of the record in the consolidated action. Plaintiffs shall designate an operative petition or petitions by no later than October 13, 2005, which shall supersede all petitions filed in any of the individual class actions consolidated by entry of this Order or through later application of this Order, Plaintiffs further are permitted to file a Consolidated Petition. Defendants need not respond to any of the other petitions filed in the other actions.

  6.
  The First Request for Production of Documents served in Cause No. 05-09450 is hereby designated as the operative document request.

  7.
  This Order shall apply to each related class action case subsequently filed in this Court or transferred to this Court, subject to the right of the plaintiff in such case to file, within ten (10) days after the date upon which a copy of this Order is mailed to counsel for such party, an application for relief from this Order or any provision herein. Unless a plaintiff in a subsequently filed or transferred case is permitted by the Court to utilize a separate petition, the operative petition in the consolidated case shall apply, and Defendants shall not be required to answer, plead or otherwise move with respect to the petition in any such case. If a Plaintiff in any such case is permitted to file a separate petition, each Defendant shall have thirty (30) days from the date of service of the petition within which to answer, plead, or otherwise move with respect thereto.

  8.
  Interim Class Counsel shall assume the following powers and responsibilities:

  (a)
  coordinate and direct the preparation of pleadings;

  (b)
  coordinate and direct the briefing and argument of motions;

  (c)
  coordinate and direct the conduct of discovery and other pretrial proceedings;

  (d)
  coordinate and direct class certification proceedings;

  (e)
  coordinate the selection of counsel to act as the plaintiffs' spokesperson at pre-trial conferences;

  (f)
  call meetings of plaintiffs' counsel as they deem necessary and appropriate from time to time;

  (g)
  conduct any and all settlement negotiations with counsel for the Defendants;

  (h)
  coordinate and direct the preparation for trial and trial of this matter;

  (i)
  receive orders, notices, correspondence, and telephone calls from the Court on behalf of all Plaintiffs;

  (j)
  coordinate and direct any other matters concerning the prosecution or resolution of the Consolidated Action; and

  (k)
  delegate work responsibilities to any of the Plaintiffs' counsel in the Class Actions.

  9.
  The Gillespie and Alaska Laborers actions ("the Derivative Actions") are transferred to this Court.

  10.
  Interim Class Counsel and counsel for plaintiffs in the Derivative Actions are directed to coordinate discovery, motion practice, and the proceedings that affect both the Class Actions and the Derivative Actions to maximize efficiency and minimize duplication of efforts by both Plaintiffs and Defendants. All items filed in the consolidated action shall be served on plaintiffs' counsel in the Derivative Actions and all items filed in the Derivative Actions shall be served on Interim Class Counsel in the consolidated action.

    SIGNED this 30th day of September, 2005.

/s/ Adolph Canales
HON. ADOLPH CANALES JUDGE PRESIDING, 298TH JUDICIAL DISTRICT COURT